                                                                     Exhibit 2.1



                                  AMENDMENT TO


                                   AGREEMENT


                                      AND


                                 PLAN OF MERGER


                                  by and among


                            CODA ACQUISITION, INC.,


                      JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP


                                      and


                               CODA ENERGY, INC.


                         Dated as of December 22, 1995

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                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT (this "Amendment") TO AGREEMENT AND PLAN OF MERGER, dated as of December 22, 1995, by and among Coda Acquisition, Inc., a Delaware corporation ("Sub"), Coda Energy, Inc., a Delaware corporation (the "Company") and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"):

                                  WITNESSETH:
                                  -----------

     WHEREAS, Sub, the Company and JEDI have entered into that certain Agreement and Plan of Merger dated as of October 30, 1995 (the "Agreement") providing for the merger of Sub with and into the Company (the "Merger");

     WHEREAS, Sub, the Company and JEDI now desire to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1    Definitions.    Capitalized terms used in this Amendment, to
                    -----------
the extent not otherwise defined herein, shall have the same meanings as in the Agreement as amended hereby.

                                   ARTICLE II

                                   AMENDMENTS

     Section 2.1    Amendment to Section 3.1.  Effective as of the date hereof,
                    ------------------------
the reference in Section 3.1 of the Agreement to $8.00 is hereby amended to
                  -----------
$7.75.

     Section 2.2    Amendment to Section 3.6 (a) and (b).  Effective as of the
                    ------------------------------------
date hereof, the references in Section 3.6 (a) and (b) of the Agreement to $8.00 are hereby amended to $7.75.

     Section 2.3    Amendment to Article IV.  Effective as of the date hereof
                    -----------------------
Article IV of the Agreement is hereby amended to delete the definitions of "Approved Taurus Disposition Agreement", "Taurus Disposition", "Taurus Disposition Agreement" and "Taurus Disposition Notice."

     Section 2.4    Amendment to Section 8.1(a).  Effective as of the date
                    ---------------------------
hereof, Section 8.1(a) of the Agreement is hereby amended by deleting the
        --------------
parenthetical phrase therein.

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

     Section 2.5  Amendment to Section 9.6.  Effective as of the date hereof,
                  ------------------------
Section 9.6 of the Agreement is hereby amended by deleting the penultimate
-----------
sentence thereof.

     Section 2.6    Amendment to Section 9.7.  Effective as of the date hereof,
                    ------------------------
Section 9.7 of the Agreement is hereby amended and restated in its entirety to
-----------
read as follows:

      Section 9.7     No Taurus Disposition.  The Company shall not
                      ---------------------
     negotiate and shall not enter into any agreement providing for the sale of Taurus, whether by merger, sale of all or substantially all of the assets of Taurus, sale of all of the capital stock of Taurus or otherwise, without, in each such case, obtaining the prior written consent of JEDI.

     Section 2.7    Amendment to Section 10.3.  Effective as of the date hereof,
                    -------------------------
Section 10.3 of the Agreement is hereby amended by deleting subsection (d) in
------------
its entirety.

     Section 2.8    Amendment to Section 11.1.  Effective as of the date hereof,
                    -------------------------
Section 11.1 of the Agreement is hereby amended by deleting subsection (h) in
------------
its entirety.

     Section 2.9    Amendment to Option Relinquishment and Release Agreement and
                    ------------------------------------------------------------
Warrant Relinquishment and Release Agreement.  Effective as of the date hereof,
--------------------------------------------
the references in the recitals of both the Option Relinquishment and Release Agreement and the Warrant Relinquishment and Release Agreement to $8.00 are amended to $7.75.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1    Ratifications;  Waiver of Claims.  The terms and provisions
                    --------------------------------
set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Sub, the Company and JEDI agree that the Amendment is, and the Agreement as amended hereby shall continue to be, legal, valid, binding and enforceable in accordance with its respective terms, subject, however, to (i) the execution, on or prior to January 15, 1996, of amendments to the Subscription Agreement and the Stockholders Agreement (the "Management Agreements") satisfactory to JEDI, in its sole discretion, and (ii) the receipt, on or prior to January 15, 1996, by the Company of oral or written confirmation, in form and substance acceptable to the Special Committee and to the Board of Directors of the Company, from Bear, Stearns & Co. Inc. ("Bear Stearns"), financial advisor to the Company, that the Merger, based on the revised Merger Consideration, is fair to the stockholders of the Company from a financial point of view (except that such advice need not be provided to management stockholders who will participate in the equity ownership of the Surviving Corporation). If either (x) amendments to the Management Agreements satisfactory to JEDI, in its sole discretion, are not executed on or prior to January 15, 1996 or (y) the Company has not received such confirmation from Bear Stearns on or prior

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to January 15, 1996, then this Amendment shall become void and the Agreement shall continue in full force and effect without giving effect to this Amendment.

     Section 3.2    Representations and Warranties.  Each of Sub, the Company
                    ------------------------------
and JEDI hereby represents and warrants to the other of such parties that the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of each of Sub, the Company and JEDI and will not violate the articles or certificate of incorporation, bylaws or partnership agreement, as applicable, of any of Sub, the Company and JEDI.

     Section 3.3    Reference to Agreement.  The Agreement is hereby amended so
                    ----------------------
that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     IN WITNESS WHEREOF, Sub, JEDI and the Company have caused this Amendment to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                    CODA ACQUISITION, INC.

                                    By:    /s/ C. John Thompson
                                       --------------------------------
                                    Name:  C. John Thompson
                                    Title:    Vice President



                                    CODA ENERGY, INC.



                                    By:    /s/ Douglas H. Miller
                                       ----------------------------------
                                    Name:  Douglas H. Miller
                                    Title:  Chairman of the Board
                                             and Chief Executive Officer

                                                                        Page - 7

                                    JOINT ENERGY DEVELOPMENT
                                    INVESTMENTS LIMITED PARTNERSHIP

                                    By:  Enron Capital Management Limited
                                         Partnership, its general partner

                                    By:  Enron Capital Corp., its general
                                         partner



                                    By:      /s/ C. John Thompson
                                          -------------------------------------
                                    Name:  C. John Thompson
                                    Title:  Agent and Attorney-in-Fact


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